UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2018

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure

The final Order of the New Hampshire Public Utilities Commission (“NHPUC”), to which Item 8.01 below refers, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events

On May 2, 2018 the NHPUC issued its final Order (the “Order”) in Docket No. DG 17-070, the distribution base rate case filed with the NHPUC on June 5, 2017 by the New Hampshire division of Northern Utilities, Inc. (the “Company”), Unitil Corporation’s natural gas utility subsidiary operating in New Hampshire and Maine.

The Order approves a Settlement Agreement (the “Agreement”) between the Company, the NHPUC Staff and the Office of the Consumer Advocate. The Agreement calls for an initial annual distribution revenue increase of $2.6 million and an offsetting decrease of $1.7 million to reflect the impact of the corporate federal income tax rate reduction from 35% to 21%, resulting in a net increase of $0.9 million to be recovered through permanent rates, effective May 1, 2018. In addition to the initial rate increase, the Agreement provides for a first step adjustment, effective May 1, 2018, that will increase revenues by approximately $2.3 million, for an overall net increase in revenues of approximately $3.2 million. Under the Agreement, the Company may file for a second step increase for effect May 1, 2019 to recover eligible capital investments in 2018, up to a revenue requirement cap of $2.2 million. If the Company chooses the option to implement the second step increase, the next distribution base rate case shall be based on an historic test year of no earlier than twelve months ending December 31, 2020.

The distribution base rate case is based on the Company’s operating costs and investments in utility plant for a test year ended December 31, 2016 as adjusted for known and measurable changes. The Agreement provides for a return on equity of 9.5 percent and a capital structure reflecting 52% equity and 48% long-term debt. The Agreement provides for a 12-month surcharge, effective May 1, 2018, to recover rate case expense and the over-recovery resulting from the reconciliation of temporary and permanent rates and also provides for adjustments in certain meter read and turn-on charges, also effective May 1, 2018.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

99.1	New Hampshire Public Utilities Commission Order dated May 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date: May 7, 2018